Newton Investment Management North America, LLC Code of Ethics Policy Summary effective as of October 31, 2025 Policy Statement Newton Investment Management North America, LLC (“NIMNA” or “Firm”) adheres to the requirements set forth in the BNY Personal Securities Trading Policy (“PSTP”), the BNY Code of Conduct Policy and other related polices, which are designed to reinforce BNY’s and, by extension, NIMNA’s, reputation for integrity by avoiding even the appearance of impropriety. All NIMNA employees and contracted staff (each a “Supervised Person”) are required to maintain certain business standards to allow NIMNA to meet its fiduciary obligations to its clients. This Code of Ethics policy provides employees with the guidance on how to uphold Firm’s business standards and references the related policies that an employee will need to familiarize them to comply with Firm’s business standards. NIMNA is committed to promoting a strong culture of compliance risk management and ethical conduct across all lines of business and legal entities, in line with the Firm’s strategy and risk appetite. All employees and contractors are expected to read both the NIMNA and BNY policies and must comply with the spirit of the policies as well as the strict letter of their provisions. Failure to comply with the policies may result in the imposition of serious sanctions including, but not limited to, disgorgement of profits, dismissal, substantial personal liability and referral to law enforcement agencies or other regulatory agencies. Employees should retain the policies in their records for future reference and any questions regarding the policies should be referred to the Compliance team. Where decisions and actions are made on the behalf of NIMNA, personnel must adhere to the highest standards of integrity and are expected to avoid and report situations that may give rise to questions concerning ethics, including situations that could be construed to be an actual or perceived conflict of interest. Employees must not put their own interest ahead of the Firm or its clients and must comply with applicable legal requirements, securities laws and related Firm policies. Employees must not engage in activities if it would create or could reasonably be perceived to create a conflict of interest between the employee and the Firm’s clients or the Firm. Refer to the Firm’s Conflicts of Interest Policy for further information. To the extent any particular section of the PSTP is inconsistent with, or in particular less restrictive than the NIMNA policies or applicable laws and regulations, employees should consult the NIMNA Compliance team who may, in turn, consult the BNY Ethics Office (“Ethics Office”). The PSTP may be amended, and any provision waived or exempted can only be at the discretion of the Manager of the Ethics Office. Any such waiver or exemption will be evidenced in writing and maintained by the Ethics Office. Personal Brokerage Accounts and Trading Activity All Supervised Persons must adhere to the requirements set forth in the policy. A Supervised Person means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser. Where a Supervised Person has direct or indirect influence or control of a personal brokerage account and/or trading activity, such accounts and related owners must also comply with this policy (collectively referred to as ‘Covered Persons’). Covered Persons generally include Supervised Persons that own personal brokerage accounts either directly or indirectly as well as accounts held by members of the employee’s family with whom they share a household. This includes an employee’s spouse, their children and any other family members in their home. Generally, employees are deemed to be the indirect owner of securities if they have the opportunity to directly or indirectly share, at any time, in profits derived from transactions in such securities. Supervised Persons must not engage in personal securities transactions that may be deemed to take an inappropriate advantage of their position in relation to NIMNA’s clients. In addition, employees who possess material non-public information (MNPI) about an issuer must not trade in that issuer’s securities for their personal gain (insider trading). Refer to the Firm’s Insider Trading and Securities Firewall policy for further information. Personal Brokerage Account Requirements At the start of employment, each Supervised Person is classified as either Investment Employees (“IE”) or Access Decision Makers (“ADMs”). All employees will be classified as IE, except Portfolio Managers and Research Analysts who are classified as ADMs. All employees (IEs and ADMs) will be required to comply with the requirements set out below. In addition, ADMs will be subject to additional requirements which are also set out below. For the purposes of this policy, the term Security refers to any investment that represents an ownership stake or debt stake in a company or government. It includes stocks, units in funds, bonds, notes, evidence of indebtedness, certificates of participation in any profit-sharing agreement, collateral trust certificates, and certificates of deposit. It also includes security-based swaps and many types of derivatives, including puts, calls, straddles and options on any security or group of securities. It is to be assumed that all securities are covered unless there is an express exemption in the PSTP. Responsibility of Employees to Comply with Policy During Extended Leave of Absences Garden leave – can be described as industry sensitive leave while still employed by the company prior to commencing new employment with a competitor. It is expected that those Supervised Persons on Garden Leave will have access to NIMNA’s systems suspended. However, if this is not the case and the Supervised Person continues to have access to the Firm’s systems during his or her Garden Leave then the terms set forth in this policy should continue to be adhered to. Leave of absence - In the situation that a Supervised Person is taking a leave of absence, their employment status under the policy does not change. The Supervised Person remains subject to all general prohibitions in the policy including the pre-clearance provision. Should the Supervised Person wish to execute a transaction, the pre-clearance process outlined in this Policy should be adhered to, where applicable. Employees with Spouses or Covered Persons Employed at NIMNA Employees of NIMNA, who have a relationship with someone else employed by NIMNA and/or NIM who is defined as a Covered Person under the policy, must adhere to same process as a spouse that is not an employee, including but not limited to, reporting applicable personal trading accounts and re- clearing transactions, where appropriate. Automated System The Firm uses an automated system that is a web based third party application administered by the BNY Ethics Office and used throughout BNY to monitor all Covered Persons personal brokerage accounts and related activity. In addition, related attestations or certifications may be issued to Supervised Persons via the system, as necessary. The Firm also uses a proprietary automated system to report or obtain approval for certain activities that are noted throughout this policy and other related Firm and BNY Policies (e.g., gifts, 2 entertainment, Private Placement pre-clearance and certain outside employment or positions). This is a web-based system which employees can access through the BNY intranet site. Reporting Requirements Each Supervised Person is required to file various reports via the automated system, including but not limited to, personal brokerage information related to Covered Persons. General reporting requirements are outlined below however, these requirements may be subject to change from time to time or additional requirements applied. • Initial Reports: Upon commencement of employment, all Supervised Persons must submit an initial brokerage account and holdings report within 10 calendar days. These reports must contain a listing of all accounts that trade, or are capable of trading securities. The holdings report must be an accurate record of accounts and securities holdings with the preceding 45 days of submitting the report. • Quarterly Transactions Reports: all Supervised Persons must submit a report of all personal securities transaction completed by a Covered Person during the calendar quarter no later than 30 calendar days after the quarter end. • Annual Holdings Reports: On an annual basis and within 30 calendar days after the end of the year, employees must file an annual holdings report containing an accurate and current listing of securities held in all accounts that trade, or are capable of trading securities. • Annual Accounts Report: On an annual basis and within 30 calendar days after the end of the year, employees must review all of their reported accounts in the system and make any updates, including adding and/or removing accounts where necessary. • Ongoing Reporting: If an employee opens a new account, or receive securities through a gift or inheritance, they must update their holdings in the system within 10 calendar days of the event (i.e., account opening or date of receipt of securities). For gifts/inheritance, employees must disclose the name of the person receiving or giving the gift or inheritance, date of the transaction, and name of the broker through which the transaction was effected (if applicable). A gift of securities must be one where the donor does not receive anything of monetary value in return. Preclearance is required for all reportable holdings that are being liquidated (e.g. an executor liquidating a portfolio). • Updating Holdings: Employees are responsible for their securities holdings being accurate in the applicable system. This may require an employee to make manual adjustments for changes to their securities holdings (excluding exempt securities as defined in the PSTP Policy) that occur as a result of corporate actions, dividend reinvestments, or similar activity. These adjustments must be reported as soon as possible, but no less than annually. Failure to complete these reporting requirements within the time period stated by the Ethics Office, as stated above, will result in a violation being issued and the violation escalated to both NIMNA and BNY senior management. Although the Ethics Office will request duplicate statements and confirms from Employees’ brokers, Employees are ultimately responsible for ensuring that their broker(s) send the duplicate confirms and statements to the Ethics Office. All Covered Persons are required to maintain all beneficially owned accounts with an approved broker. Any exceptions must be approved by the Ethics Office. 3 Brokerage Accounts All brokerage accounts need to be added to the system. These accounts must be added irrespective of whether the underlying securities are reportable. If employees have a brokerage account which only transacts in non-proprietary US mutual funds (Registered Investment Companies) (i.e. non-reportable securities), this brokerage account should be added, but the underlying securities and transactions within these do not require reporting (as these are exempt securities). Please remember that this requirement also applies to any Covered Persons accounts. Non-Discretionary (Managed) Accounts If employees have non-discretionary (“Managed”) accounts by a third-party ( an investment management, trust or similar agreement) which specifically documents in writing that the employee is unable to direct trades in the account, the employee must contact the Ethics Office to determine if the account is eligible for exclusion from the reporting requirements, providing duplicate account statements/trade confirms or preclearance requirements noted within NIMNA’s and PSTP policies. Employees must comply with all provisions of the Policy until the Ethics Office deems the account to be excluded in writing. If the employee’s account is approved as Managed, he/she may be required to complete a certification periodically attesting that the account continues to be maintained under the account provisions the Ethics Office relied upon to provide approval. In addition, employees are required to provide copies of statements to the Ethics Office when requested. Approved Broker Policy NIMNA Employees must maintain reportable brokerage accounts with an ‘Approved Broker’. An Approved Broker is a designated broker, selected due to the ability to provide automated electronic feeds of transactions and holdings of securities to BNY. The Approved Broker list is maintained by the Ethics Office and is subject to change from time to time. All personal brokerage accounts that are held outside the U.S. which can hold reportable securities must be transferred to approved brokers (BNY has approved brokerage arrangements in the in certain non-US jurisdictions ) or the account must be closed. If the account cannot be closed or transferred to an approved broker, a Broker Exception Request Form should be submitted through the proprietary system, including all relevant details. Broker Confirms For approved brokerage arrangements and where automated broker confirm feeds are established, there is no ongoing requirement to send broker confirms/statements to Compliance. Managed accounts, which are exempt from the Approved Broker requirements, are also not required to provide broker confirms. Statements/broker confirms however may be requested if there is a gap in the information provided on the feed. Broker confirms will also still be required to be uploaded to the system by Supervised Persons for accounts that are exempt from the Approved Broker requirements (other than Managed accounts). Holding Period Short term trading is defined as the purchasing then selling, or selling then purchasing, the same or equivalent (derivative) security within 30 calendar days for non-affiliated securities and 60 calendar days for affiliated securities, including any securities issued by BNY and its subsidiaries. 4

Initial Public Offerings (IPOs) Acquisition of securities through an allocation by the underwriter of an Initial Public Offering (IPO) is prohibited without the prior approval of the appropriate BNY Governance team. Private Placements Acquisition of a private placement is prohibited without the prior approval of the appropriate BNY Governance team, employee’s Manager and designated Compliance Officer. This can be done by submitting the appropriate forms to the Ethics Office. The process must be completed for any additional sums invested. A private placement is generally considered an offering of a security that is exempt from registration under various laws and rules, such as the Securities Act of 1933 in the U.S. Such offerings are exempt from registration because they do not constitute a public offering. Private placements can include limited partnerships, certain cooperative investments in real estate, co-mingled investment vehicles such as hedge funds, and investments in privately held and family-owned businesses and Volcker Covered Funds. For the purpose of this policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements. Personal Trading Restrictions Blackout List (applicable to ADM and Investment Employees) The Blackout List typically consists of securities where the firm has pending or executed transactions (other than an index fund). ADM’s and Investment Employees will generally not be given preclearance approval to execute a transaction in any security that appears on Firm’s Blackout list. However, there may be approval for certain transactions deemed to be de minimis at the time of the request. Pre-clearance Process Supervised Persons who wish to place a personal securities transaction for a reportable security, as defined in the PSTP, in a reportable brokerage account must first request and receive approval to do completing and submitting a Pre-Clearance request. Supervised Persons must receive notice that the preclearance request was approved prior to placing a trade. All pre-trace clearance requests submitted in the system will be subject to a check against trading carried out on the firm’s order management system to ensure no conflicts of interest occur. Once approval is received the employee may instruct their broker to trade in the security. The approval to trade expires on the close of business of the following business day after approval. Once approval is received, the employee can choose to place the trade prior to the expiration of the approval however, they are not obligated to do so if they decide not to trade. In addition, the employee may trade up to the number of shares approved through the preclearance request. In the event an employee wants to trade a lesser share amount, no additional preclearance approval is needed. However, should they want to trade an amount greater than what was approved, a new preclearance request must be placed, and approval received prior to executing the trade. If the pre-clearance is rejected and the employee feels that the grounds for rejection are incorrect, they may query the trade with the Ethics Office who may override the rejected request, if appropriate. Transaction Review Process The Ethics Office compares pre-clearance requests to the duplicate confirmations received from Employees’ brokers. The Ethics Office conducts the comparison to ensure all transactions were approved and in compliance. Any exceptions are reported to the Firm’s Compliance Officer. 5 Sanctions Employees who are not in compliance with this policy may be subject to sanctions. These sanctions may include, but are not limited to, disgorgement of any profit or any other financial sanction, warning, probation, suspension or termination of employment. Gifts and Entertainment Our clients, suppliers and vendors are vital to BNY’s success. That’s why it’s imperative that these relationships remain objective, fair, transparent, and free from conflicts. While business gifts and entertainment can be important to building goodwill, they can also affect the relationship if an employee’s ability to exercise sound business judgment becomes blurred. Fundamentally, interactions with existing or prospective clients, suppliers and vendors are business relationships and should be treated accordingly. Political Contributions Certain state and local jurisdictions and federal regulators in the United States (U.S.) impose restrictions or prohibitions on personal and corporate political contribution activities. These rules are designed to combat “Pay-to-Play” practices (i.e., offering political contributions in return for government business). This policy applies to all NIMNA employees who are legally entitled to make political contributions to political entities and political candidates in the U.S. local, state, and/or federal elections. The Firm encourages employees to keep informed of political issues and candidates and to take an active interest in political affairs. However, there are certain requirements all employees must adhere to related to political activities. In order to comply with relevant prohibitions, a Firm employee, or his or her family members may be restricted from and/or must obtain pre-approval before making, soliciting or coordinating certain political contributions. Outside Employment and Business Dealings Certain types of outside employment or business dealings may cause a conflict of interest or the appearance of a conflict. It’s the employee’s responsibility to recognize these situations. Any activity that diminishes their ability to perform their job duties objectively, benefits you at the expense of the Firm or the broader BNY, competes with any business or service provided by the Firm, or has the potential to damage our reputation will not be permitted. Certain types of outside employment and business dealings require approval before acceptance. Depending upon job duties or other regulatory requirements, an employee’s request may be denied or limits may be placed upon their activities. Employees must obtain prior approval from the Ethics Office if they wish to serve as a Director, Trustee, Officer, Partner or Business Owner of any for-profit business OR for certain not-for-profit (NFP) organizations if any of the following conditions exist: • There is an existing or proposed client, business or financial relationship between the NFP organization and the Firm or BNY, including receiving charitable contributions, grants or foundation money from the Firm or BNY. • The NFP organization is a trade or industry organization (e.g., Financial Industry Regulatory Authority or the Chartered Financial Analyst Institute). • Employees receive any type of direct or indirect compensation (e.g., cash, securities, goods, services, tax benefit, etc.). • The organization/entity is any type of government agency or the employee’s position/role is considered to be a public official (whether elected or appointed). 6 Additionally, employees must obtain prior approval from the BNY Ethics Office to serve as a member of an Investment Committee that makes or oversees decisions or recommendations with respect to investing the assets of a for-profit or a not-for profit organization. Employees may not serve until they have full approval from BNY as required by their Code of Conduct policy and documented appropriately. If compensated, the employee may be required to surrender the compensation if there is a potential conflict of interest or serving the outside entity on behalf of BNY. Even if the service does not require approval, employees must notify the Firm of any anticipated negative publicity, and must follow these guidelines while they serve: • Never attempt to influence or take part in votes or decisions that may lead to the use of BNY or its affiliates’ products, services or other types of benefit to the company; the entity’s records must reflect that the employee recused themself from such a vote or discussion. • The entity conducts its affairs lawfully, ethically, and in accordance with prudent management and financial practices. If not, then the employee must resign. • The employee is prohibited from divulging any confidential or proprietary information. • If the employee learns of any Material Non-Public Information (MNPI) they must contact the Chief Compliance Officer, or designee, as soon as practical. Even if outside employment is approved or permissible, employees may not solicit employees, clients, vendors or suppliers, nor may they utilize the company’s name, time, property, supplies or equipment. In addition, Annual re- approval is required as facts and circumstances may change, so they may not be given permission to continue with their outside business activity every year. Reporting Violations All employees are responsible for escalating various issues to ensure appropriate action and oversight. Our corporate culture of ‘doing what’s right’ empowers all employees with the necessary knowledge and resources to identify, notify, and report issues in a timely manner. Under NIMNA’s escalation policy all employees and contractors are required to escalate certain issues of concern promptly, and in some cases within 24 hours, to their managers and Legal or Compliance. NIMNA prohibits any employee from retaliating against or victimizing any individual or employee who reports concerns described in this policy, cooperates in a government investigation, or otherwise engages in conduct that is protected by applicable laws. Employees should be aware that retaliation or victimization is prohibited. Employees may choose to remain anonymous, and to the extent possible, all reports are kept confidential. All violations of this Code of Ethics policy, including breaches or violations of the related corporate policies listed above, must be reported to the Firm’s Chief Compliance Officer as soon as practical. In the event that an employee suspects that the CCO, or any person involved in the escalation process, is involved in the suspected or actual violation, refer to NIMNA’s escalation policy to determine the appropriate escalation method. 7